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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 27, 2014
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Criminal Investigation

As previously disclosed, Pacific Gas and Electric Company (“Utility”), a subsidiary of PG&E Corporation, has been the target of a criminal investigation by the U.S. Attorney’s Office for the Northern District of California on behalf of the U.S. Department of Justice, relating to the rupture of one of the Utility’s natural gas transmission pipelines in San Bruno, California on September 9, 2010 and the resulting explosion and fire.  The Utility has cooperated with federal investigators and has engaged in discussions with the U.S. Attorney’s Office in an effort to reach a fair resolution of the investigation.  Given the most recent discussions with the U.S. Attorney’s Office, the Utility expects that it will be charged with criminal violations of the federal Pipeline Safety Act.  The Utility believes that criminal charges are not merited and that it did not commit any knowing and willful violation of the Pipeline Safety Act.

If criminal charges are filed, PG&E Corporation’s and the Utility’s reputations would suffer, as discussed in PG&E Corporation’s and the Utility’s most recent Annual Report on Form 10-K under the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations− Risk Factors.”  If the Utility is found guilty of criminal violations, penalties could be imposed and such penalties could have a material impact on PG&E Corporation’s and the Utility’s financial condition, results of operations, and cash flows.  In addition, the Utility may be ordered to undertake remedial measures, including operating its natural gas transmission business subject to the supervision and oversight of an independent monitor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: March 27, 2014	By:	HYUN PARK
HYUN PARK Senior Vice President and General Counsel

PACIFIC GAS AND ELECTRIC COMPANY

Dated: March 27, 2014	By:	HYUN PARK
HYUN PARK Senior Vice President and General Counsel of PG&E Corporation